Exhibit 21
SUBSIDIARIES

American National Insurance Company’s significant subsidiaries, as of December 31, 2018, are:

Name of Subsidiary	Jurisdiction of Incorporation or Organization

Alternative Benefit Management, Inc.	Nevada
American National Administrators, Inc.	Texas
American National County Mutual Insurance Company[1]	Texas
American National General Insurance Company	Missouri
American National Insurance Service Company	Missouri
American National Life Insurance Company of Texas	Texas
American National Life Insurance Company of New York	New York
American National Lloyds Insurance Company[2]	Texas
American National Holdings, Inc.	Nevada
American National Property and Casualty Company	Missouri
American National Registered Investment Advisor, Inc.	Texas
ANICO Eagle, LLC	Texas
ANICO Eagle 99, LLC	Texas
ANICO Financial Services, Inc.	Texas
AN/CAN Investments, Inc.	Canada
ANDV 97, LLC.	Texas
ANH20, Inc.	Texas
ANIND TX, LLC.	Texas
ANPAC Lloyds Insurance Management, Inc.	Texas
ANPAC Louisiana Insurance Company	Louisiana
ANPIN, L.P.	Texas
ANREINV, LLC.	Texas
ANTAC, LLC.	Texas
Baron Phoenix Apts, LLC	Arizona
Chipman Development Corporation	Canada
Eagle AN, L.P.	Texas
Eagle Ind., L.P.	Texas
Farm Family Casualty Insurance Company	New York
Galveston Island Water Park, L.P.	Texas
Garden State Life Insurance Company	Texas
Germann Road Land Development, LLC	Colorado
Pacific Property and Casualty Company	California
PCO Battery Brooke Parkway, L.P.	Virginia
South Shore Harbour Development, LLC	Texas
Standard Life and Accident Insurance Company	Texas
Standard Plus, Inc.	Texas
United Farm Family Insurance Company	New York

In addition to the entities shown in this chart, American National Insurance Company owns a direct or indirect interest in certain joint ventures and limited partnerships. Such ownership is primarily in connection with real estate investments. In addition, American National Insurance Company owns several “shell” companies, which are currently inactive.
1 Not controlled by ownership, but by management contract with American National Insurance Company.
2 Not controlled by ownership, but by management contract with ANPAC Lloyds Insurance Management, Inc.